UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 18, 2011

Bryn Mawr Bank Corporation

(Exact Name of Registrant as specified in its charter)

Pennsylvania	0-15261	23-2434506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lancaster Avenue, Bryn Mawr, PA 19010

Registrant’s telephone number, including area code: 610-525-1700

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2011, Bryn Mawr Bank Corporation (the “Corporation”) entered into a definitive stock purchase agreement (the “Agreement”) with Hershey Trust Company (“HTC”) pursuant to which the Corporation will acquire the private wealth management business of HTC (the “PWMG Business”) for a total purchase price of $18.25 million, of which $8.15 million is to be paid at closing in cash, $6.5 million is to be issued at closing in unregistered shares of the Corporation’s common stock (the “Stock Consideration”), and the final $3.6 million is to be placed in escrow and paid in cash installments on the 6-, 12- and 18-month anniversaries of the date of signing, subject to certain post-closing contingencies relating to the assets under management of the PWMG Business (the “Holdback Amount”).

Pursuant to the Agreement, substantially all of the assets used to conduct the PWMG Business will be assigned to a newly formed Bank and Trust Company (the “Acquired Company”) that will be a wholly-owned subsidiary of an affiliate of HTC (the “Seller”) prior to the closing of the transaction. All issued and outstanding shares of common stock of the Acquired Company will, upon closing, be acquired by the Corporation, and immediately after closing, the Acquired Company will be merged with and into the Corporation’s wholly-owned subsidiary, The Bryn Mawr Trust Company (the “Bank”).

In accordance with the terms of the Agreement, for a 6 month period following the closing, the Seller will be restricted from selling, assigning, transferring or otherwise disposing of the Stock Consideration. The Corporation and HTC are expected to enter into a separate Registration Rights Agreement at or prior to closing which will provide that HTC can demand that the Corporation prepare and file with the SEC a resale registration statement registering the Stock Consideration.

Among the transferred assets will be all non-objecting client accounts of the PWMG Business, the Real Estate Lease relating to the headquarters of PWMG Business located in Hershey, Pennsylvania, certain operating agreements and various items of tangible and intangible personal property.

The Agreement contains (a) customary representations and warranties of HTC (on its own behalf and on behalf of the Seller and the Acquired Company) and of the Corporation, including, among others, with respect to corporate organization, capitalization, corporate authority, third party and governmental consents and approvals, financial statements and information, and compliance with applicable laws; (b) covenants of HTC to, among other things, (i) conduct the PWMG Business in the ordinary course until the transaction is completed, (ii) remain solely responsible for any severance, retention, or other obligations related to the termination of any employee of the PWMG Business at or prior to the closing, (iii) not compete with the Bank’s wealth management group, not solicit employees or clients of the wealth management group, and to keep confidential certain proprietary information relating to the PWMG Business, and (iv) not solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions; (c) covenants of the Corporation to, among other things, (i) cause a subsidiary to employ substantially all of the employees of the PWMG Business immediately after closing on substantially the same terms of employment applicable to such employees prior to closing, and (ii) use commercially reasonable efforts to preserve intact the business, client relationships and goodwill of the PWMG Business until the last payment is made to HTC from the Holdback Amount.

Consummation of the transaction is subject to certain conditions, including, among others, the filing of certain governmental applications and notices, receipt of applicable regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, absence of a material adverse effect, and obtaining material permits and authorizations for the lawful consummation of the acquisition of the Acquired Company and the merger of the Acquired Company into the Bank.

The Agreement also contains certain termination rights for HTC and the Corporation, as the case may be, applicable upon the occurrence or non-occurrence of certain events, including: final, non-appealable denial of required regulatory approvals or injunction prohibiting the transactions contemplated by the Agreement; if, subject to certain conditions, the transaction has not been completed by September 1, 2011; a breach by the other party that is not or cannot be cured within 30 days, or inability of a party to satisfy any of the conditions to closing set forth in the Agreement. Additionally, the Corporation may terminate the Agreement in the event that, subject to certain conditions, the assets under management of the PWMG Business drop below 60% of the assets under management prior to the signing of the agreement.

The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other party to the Agreement. In addition, such representations and warranties (a) are subject to materiality qualifications contained in the Agreement which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Agreement or such other date as is specified in the Agreement, and (c) may have been included in the Agreement for the purpose of allocating risk between HTC and the Corporation rather than establishing matters as facts. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference in its entirety. The schedules to the Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any schedules to the Securities and Exchange Commission (the “SEC”) upon its request.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s or the PWMG Business’ future plans, objectives, performance, revenues, growth, profits, operating expenses or underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this Current Report on Form 8-K are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

The Corporation’s business and operations, including its business and operations following the completion of the transactions described in this Current Report on Form 8-K, are and will be subject to a variety of risks, uncertainties and other factors. A number of factors, many of which are beyond our control, could cause actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so business and financial conditions and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with the acquisition described in this Current Report on Form 8-K; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to the Corporation’s business, you are encouraged to review the Corporation’s filings with the SEC, including our most recent annual report on Form 10–K, as well as any changes in risk factors that may be identified in quarterly or other reports filed with the SEC.

Item 7.01	Regulation FD Disclosure

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 7.01 by reference.

On February 21, 2011, the Corporation issued a press release announcing its entry into the Agreement with HTC, which press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K, including the exhibits attached hereto and incorporated by reference into this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibits attached hereto, shall not be deemed incorporated by reference into any of the Corporation’s reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of February 18, 2011, by and between Bryn Mawr Bank Corporation and Hershey Trust Company

Exhibit 99.1	Press Release dated February 21, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRYN MAWR BANK CORPORATION

By:	/s/ Frederick C. Peters II
Frederick C. Peters II
President and CEO

Date: February 22, 2011

EXHIBITS INDEX

Exhibit	Description

Exhibit 2.1	Stock Purchase Agreement, dated as of February 18, 2011, by and between Bryn Mawr Bank Corporation and Hershey Trust Company

Exhibit 99.1	Press Release dated February 21, 2011